UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2014
SPRINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-04721	46-1170005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 848-3280
__________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2014, the Vacancy Resolution Committee of the Board of Directors (the “Board”) of Sprint Corporation (the “Company” or “Sprint”) appointed Nikesh Arora as a new director of the Board. Mr. Arora is Vice Chairman of the board of directors of SoftBank Corp. and Chief Executive Officer of SoftBank Internet and Media, Inc. He was appointed to serve as a member of the Finance Committee of the Board.

There are no arrangements or understandings between Mr. Arora and any other persons pursuant to which he was selected as a director. The Board set Mr. Arora’s compensation for serving as a member of the Board as follows:

(1)	annual cash retainer of $85,000;

(2)	Board and committee meeting fees of $2,000 per meeting ($1,000 for telephonic meetings);

(3)
annual grant of $150,000 in restricted stock units granted each year at the Annual Stockholders’ Meeting and vesting in full upon the earlier of the subsequent Annual Stockholders’ Meeting or the first anniversary of the grant; and

(4)	telecommunications services and products and matching of Mr. Arora’s charitable contributions, capped at reasonable levels.

On November 5, 2014, the Board also granted Mr. Arora $106,250 in restricted stock units.

Mr. Arora is expected to enter into an indemnification agreement with the Company, the form of which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 11, 2013.

A copy of the press release issued by the Company announcing the appointment of Mr. Arora is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

Date: November 7, 2014                /s/ Timothy O’Grady
     Timothy O’Grady
          Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release